SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




       Date of Report (Date of earliest event reported): DECEMBER 2, 1994


                               JOHNSON & JOHNSON

             (Exact name of registrant as specified in its charter)



    NEW JERSEY                      1-3215                    22-1024240

  (State or other                 (Commission               (I.R.S. Employer
  jurisdiction                     File Number)             Identification No.)
  of incorporation)




          ONE JOHNSON & JOHNSON PLAZA, NEW BRUNSWICK, NEW JERSEY 08933

              (Address of principal executive offices) (zip code)


       Registrant's telephone number including area code: (908) 524-0400

Item 5.    Other Events




     On August 22, 1994, Johnson & Johnson (the "Company") announced that it had entered into an agreement with Neutrogena Corporation ("Neutrogena") pursuant to which it would acquire for a net price of approximately $924 million all of the outstanding shares of common stock and options to purchase shares of common stock of Neutrogena through a tender offer and subsequent merger. During the week of September 26, 1994, the Company acquired and made payment for the Neutrogena common stock tendered in the tender offer, which represented approximately 98.6% of the Neutrogena common stock outstanding. On October 3, 1994, the Company consummated a short form merger pursuant to which the remaining shares of Neutrogena common stock were acquired at the same price per share paid pursuant to the tender offer. The acquisition was accounted for as a purchase, with the results of Neutrogena included in the Company's financial statements since the date of acquisition.

     On November 30, 1994, the Company consummated the purchase of the clinical diagnostics division of Eastman Kodak Company for $1.008 billion.








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



Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.


           (b)      Pro Forma Financial Information

                                                                          Page
                                                                          ----
           (1)      Description of Unaudited Pro Forma
                    Condensed Consolidated Financial Statements             4

           (2)      Unaudited Pro Forma Condensed Consolidated
                    Statement of Income for the nine months
                    ended October 2, 1994                                   6

           (3)      Unaudited Pro Forma Condensed Consolidated
                    Statement of Income for the year ended
                    January 2, 1994                                         7

           (4)      Notes to Unaudited Pro Forma Condensed
                    Consolidated Statements of Income                       8

           (5)      Unaudited Pro Forma Condensed Consolidated
                    Balance Sheet as of October 2, 1994                     10

           (6)      Notes to Unaudited Pro Forma Condensed
                    Consolidated Balance Sheet                              11

           DESCRIPTION OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 2,1994, and the Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended January 2,1994 and the nine months ended October 2,1994, give effect to the acquisitions accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical Consolidated Financial Statements of Johnson & Johnson ("J&J"), Neutrogena Corporation ("Neutrogena"), and the Clinical Diagnostics Division ("CDD") of Eastman Kodak Company ("Kodak") under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The 1993 fiscal year ended on January 2, 1994 for J&J, December 31, 1993 for CDD and October 31, 1993 for Neutrogena. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the CDD transaction was consummated on October 2,1994. (Since the Neutrogena transaction was completed on September 26, 1994, it is included in the J&J October 2, 1994 Unaudited Condensed Consolidated Balance Sheet.) The Unaudited Pro Forma Condensed Consolidated Statements of Income assume that the transactions were consummated on January 4, 1993 for the fiscal year ended January 2, 1994 and January 3, 1994 for the nine month period ended October 2, 1994. The historical Statements of Income for Neutrogena which were used in preparing the Unaudited Pro Forma Condensed Consolidated Statements of Income are: November 1, 1992 - October 31, 1993 for the fiscal year 1993 and January 1, 1994 - September 26, 1994 for the nine months ended October 2, 1994.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The allocations of the purchase price assigned to the assets acquired, including their related amortizations, and the liabilities assumed in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon preliminary estimates and will be revised when the final fair value allocations are determined, as will the related income tax effects of the pro forma adjustments. For purposes of developing the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the book value of Neutrogena's and CDD's assets are assumed to approximate fair market value, and the excess purchase price has been allocated to goodwill; $819 million and $669 million for Neutrogena and CDD, respectively.

The Unaudited Pro Forma Condensed Consolidated Statements of Income exclude any nonrecurring costs for merging the companies. The amount of these costs cannot be determined until the transactions are completed. Also excluded from the Unaudited Pro Forma Condensed Consolidated Statements of Income are any benefits that could have resulted from the transactions due to synergies that may have been derived and from the elimination of duplicate efforts.

The Unaudited Pro Forma Condensed Consolidated Financial Statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or that may be obtained in the future, due to the hypothetical nature of the pro forma information. The Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended January 2, 1994 is based on the historical audited Consolidated Financial Statements for J&J, Neutrogena and the unaudited divisional historical results and account balances of CDD. The Unaudited Pro Forma Condensed Consolidated Income Statement for the nine months ended October 2, 1994 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 2, 1994 are based on unaudited interim results for J&J, Neutrogena, and CDD. CDD has been operated by Kodak as a division, hence the historical results and account balances were not audited as if it were a separate company. Various allocations and "carve out" adjustments have been made in the preparation of the results of CDD.


                                                       JOHNSON & JOHNSON
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                           FOR THE NINE MONTHS ENDED OCTOBER 2, 1994
                                             (In Millions, Except Per Share Amount)

                                                                              SUBTOTAL             PRO             PRO
                                                            JOHNSON &         ACQUIRED            FORMA           FORMA
                                                             JOHNSON         BUSINESSES        ADJUSTMENTS      COMBINED
                                                            ---------        ----------        -----------      --------
                                                            (Note A)          (Note B)          (Note C)

Sales to Customers                                          $11,644             $ 593                              $12,237

Cost of Products Sold                                         3,832               214                                4,046

Selling, Marketing, & Administrative Exp.                     4,639               239                                4,878
Research Expense                                                918                57                                  975
Other (Income) Expense, Net                                      44                 6                28 (1)
                                                                                                     86 (2)            164
                                                            -------             -----             -----            -------
Total Costs and Expenses                                      9,433               516               114             10,063
                                                            -------             -----             -----            -------
Earnings Before Provision for Taxes on Income                 2,211                77              (114)             2,174

Provision for Taxes on Income                                   583                10               (21)(3)            572
                                                            -------             -----             -----            -------

Net Earnings                                                $ 1,628             $  67             $ (93)           $ 1,602
                                                            =======             =====             =====            =======

Net Earnings Per Share                                      $  2.53                                     (4)        $  2.49
                                                            =======                                                =======

Weighted Average Number of Common Shares Outstanding          643.2                                                  643.2
                                                            =======                                                =======

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.


                                                       JOHNSON & JOHNSON
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                               FOR THE YEAR ENDED JANUARY 2, 1994
                                             (In Millions, Except Per Share Amount)

                                                                              SUBTOTAL             PRO              PRO
                                                            JOHNSON &         ACQUIRED            FORMA            FORMA
                                                             JOHNSON         BUSINESSES        ADJUSTMENTS       COMBINED
                                                            ---------        ----------        -----------       --------
                                                            (Note A)          (Note B)          (Note C)

Sales to Customers                                          $14,138             $ 817                             $ 14,955

Cost of Products Sold                                         4,791               300                                5,091
Selling, Marketing, & Administrative Exp.                     5,771               304                                6,075
Research Expense                                              1,182                79                                1,261
Other (Income) Expense, Net                                      62                12               38 (1)
                                                                                                   101 (2)             213
                                                            -------             -----           ------             -------
Total Costs and Expenses                                     11,806               695              139              12,640
                                                            -------             -----           ------             -------
Earnings Before Provision for Taxes on Income
  and Cumulative Effect of Accounting Changes                 2,332               122             (139)              2,315

Provision for Taxes on Income                                   545                15              (16)(3)             544
                                                            -------             -----           ------             -------
Net Earnings Before Cumulative Effect of
  Accounting Changes                                        $ 1,787             $ 107           $ (123)            $ 1,771
                                                            =======             =====           ======             =======
Net Earnings Per Share Before Cumulative
  Effect of Accounting Changes                              $  2.74                                    (4)         $  2.72
                                                            =======                                                =======
Weighted Average Number of Common
  Shares Outstanding                                          651.7                                                  651.7
                                                            =======                                                =======


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

The Unaudited Pro Forma Condensed Consolidated Statements of Income have been prepared to reflect the transactions as if they occurred on January 4, 1993 for the fiscal year ended January 2, 1994 and January 3, 1994 for the nine months ended October 2, 1994. The acquisitions have been accounted for under the purchase method of accounting. The excess of the purchase price over the net assets acquired is being amortized on a straight-line basis over a 40-year period for the Neutrogena acquisition and over a 30-year period for the CDD acquisition. Since the acquisitions of Neutrogena and CDD were just completed, information is not yet available to assign a fair market value to the individual assets.


The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Income:

       Note A: Represents the historical consolidated results of J&J for the year ended January 2, 1994 and the nine months ended October 2, 1994, which includes the results of Neutrogena for the period September 27, 1994 to October 2, 1994.

       Note B:     *       Represents the historical consolidated results of
                           Neutrogena for the year ended October 31, 1993
                           (11/1/92 - 10/31/93) and the nine months ended
                           September 26, 1994 (1/1/94 - 9/26/94).

                   * Represents the historical results for CDD for the year ended December 31, 1993 and the nine months ended September 30, 1994.

       Note C: Represents the effects of pro forma adjustments. The adjustments are as follows:

                   1) Represents the amortization of the excess purchase price over the net assets acquired for the acquisitions.

                   2) Represents the increase in interest expense based on issuance of floating rate short-term debt at an assumed interest rate of 3.1% in 1993 and 4.0% in 1994 and fixed rate debt at an assumed interest rate of 5.9% in 1993 and 7.0% in 1994. Also included is the amortization of debt issuance costs to finance the transactions. For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ending October 2, 1994, it is assumed that the full amount of debt due to the transactions is outstanding as of January 2, 1994, and that no debt was paid down in 1993.

                           In addition, this represents a decrease in interest income due to the assumed use of $200 million of cash in overseas accounts to fund the acquisitions, assuming an interest income rate of 8.1% in 1993 and 5.7% in 1994.

                   3) Represents the tax effect of the Unaudited Pro Forma Condensed Consolidated Statements of Income adjustments based on the statutory rate in effect for the periods shown. An actual tax provision was not made for CDD since it was part of Kodak's consolidated tax return, therefore the pro forma adjustments include an imputed provision for taxes, at the statutory rate.

                   4) Pro Forma combined earnings per share amounts as presented in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income are based on the combined weighted average number of J&J shares outstanding for each period presented.


                                                       JOHNSON & JOHNSON
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                     AS OF OCTOBER 2, 1994
                                                         (In Millions)

                                                                              SUBTOTAL            PRO             PRO
                                                            JOHNSON &         ACQUIRED           FORMA           FORMA
                                                             JOHNSON          BUSINESS        ADJUSTMENTS       COMBINED
                                                            ---------         --------        -----------       --------
                                                            (Note D)          (Note E)         (Note F)

ASSETS
  Current Assets:
    Cash & Cash Equivalents                                 $   866             $                (200)(7)        $   666
    Marketable Securities                                        67                                                   67
    Accounts Receivable - Trade, Net                          2,546              141                               2,687
    Inventories                                               2,038              110                               2,148
    Other Current Assets                                      1,143                2                               1,145
                                                            -------             ----             ----            -------
      Total Current Assets                                    6,660              253             (200)             6,713

  Marketable Securities - Non Current                           445                                                  445
  Property, Plant, and Equipment, Net                         4,600              116                               4,716
  Intangible Assets, Net                                      1,591               34              669 (5)          2,294
  Other Assets                                                1,537               29                               1,566
                                                            -------             ----             ----            -------
      Total Assets                                          $14,833             $432             $469            $15,734
                                                            =======             ====             ====            =======
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
    Loans and Notes Payble                                  $ 1,142                                              $ 1,142
    Accounts Payable                                            858               15                                 873
    Accrued and Other Liabilities                             2,407               48                               2,455
                                                            -------             ----             ----            -------
      Total Current Liabilities                               4,407               63                               4,470

  Long Term Debt                                              1,258                               813 (6)          2,071
  Other Liabilities                                           2,175               25                               2,200
                                                            -------             ----             ----            -------
      Total Liabilities                                       7,840               88              813              8,741
                                                            -------             ----             ----            -------
  Stockholders' Equity
    Common Stock                                                767              157             (157)(8)            767
    Additional Capital                                                             3               (3)(8)
    Notes Receivable from Employee Stock
     Ownership Plan                                             (73)                                                 (73)
  Cumulative Translation Adjustment                              32                4               (4)(8)             32
  Retained Earnings                                           8,771              180             (180)(8)          8,771
  Less: Common Stock Held in Treasury                         2,504                                                2,504
                                                            -------             ----             ----            -------
      Total Stockholders' Equity                              6,993              344             (344)             6,993
                                                            -------             ----             ----            -------
      Total Liabilities and Stockholders' Equity            $14,833             $432             $469            $15,734
                                                            =======             ====             ====            =======


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET

The preceding Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the consolidated financial position of J&J as of October 2, 1994, and after giving affect to the acquisitions and adjustments described below.

The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

       Note D: Represents the historical consolidated unaudited balance sheet of J&J as of October 2, 1994. Since the Neutrogena acquisition was closed on September 26, 1994, these balances also include the consolidated unaudited account balances of Neutrogena.

       Note E: Represents the historical unaudited account balances for CDD as of September 30, 1994.

       Note F: Represents the effects of pro forma adjustments. The adjustments are as follows:

                   5) Represents the preliminary estimate of excess purchase price over the fair value of the assets acquired for the CDD acquisition.

                   6) Represents the issuance of long-term debt to finance the acquisition of the assets of CDD.

                   7) Represents $200 million of cash and cash equivalents in overseas accounts used to fund the acquisition.

                   8)      Represents the elimination of CDD historical equity.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: December 2, 1994                        JOHNSON & JOHNSON




                                              By: /s/  John A. Papa
                                                  -----------------
                                                  John A. Papa
                                                  Assistant Treasurer


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